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                                                                    EXHIBIT 10.9

                           LOAN SERVICING AGREEMENT


     This Agreement is dated November 15, 1996 among Wilshire Credit Corporation, a Nevada corporation ("WCC"), Wilshire Funding Corporation, a Delaware corporation, ("WFC") Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG") and Wilshire Servicing Corporation, a Delaware corporation ("WSC"). WFC and WFSG are referred to as the "Company".

                                    RECITALS
                                    --------

     The Company owns, and intends to acquire and make, loans, accounts, chattel paper, real estate owned and other financial assets ("loans") during the term of this Loan Servicing Agreement (the "Agreement"). The Company desires that WCC service such loans. In addition, future entities that are affiliated with the Company ("Affiliates") may acquire or make loans. The term Loan or Loans shall mean all loans now owned by the Company or its Affiliates, acquired or made by the Company or its Affiliates, or for which the Company or its Affiliate acts as a master servicer, and including, without limitation, consumer and commercial loans, secured and unsecured loans, and whether or not evidenced by a promissory note.

         The parties hereby agree as follows:

     1.  Non-Exclusive Servicing of Loans.  At the request of the Company, WCC
         --------------------------------
 .shall provide loan portfolio management services, including billing, portfolio administration and collection services ("Services") for all Loans. The Company agrees that WCC shall not be required to service loans for which WCC may not have applicable licenses.

     2.  Manner and Performance of Service.  Except as specifically provided
         ---------------------------------
herein, WCC shall be entitled to exercise its sole discretion in servicing the Loans. WCC shall devote such time and attention as shall be necessary to provide the Company with the Services described herein. WCC may service its own loans and to render services to any other current clients for existing contracts and amendments thereof, provided that such activities do not interfere with WCC's performance of the Services. Without limitation, WCC's Services shall consist of the following:

         2.1  WCC's Duties in General.  WCC shall administer the Loans with
              -----------------------
reasonable care, using that degree of skill and attention that WCC exercises with respect to comparable Loans that it services for its own account or as a fiduciary for others. WCC shall take all necessary actions which WCC in good faith determines are commercially reasonable in regard to each Loan until it is collected or WCC, in its good faith judgment, determines that it is no longer commercially reasonable to continue to try to collect the outstanding indebtedness of the Loan.
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     2.2  Compliance.  WCC shall use its best efforts to comply throughout the
          ----------
term of this Agreement with all requirements of applicable federal, state and local laws and regulations thereunder, including to the extent applicable, any consumer and debt collection protection laws and any other consumer credit, equal opportunity and disclosure laws.

     2.3  Collection.  WCC shall use its reasonable efforts, but not less than
          ----------
the same efforts it uses with respect to comparable loans that it services for its own account or for others, to collect all payments due and to become due under each of the Loans from the party or parties liable thereunder (a "Borrower").

     2.4  Subcontractors.  WCC may subcontract services, but no such subcontract
          --------------
shall relieve or reduce WCC's obligations to perform services as provided in this Agreement.

     2.5  Indemnity.  WCC shall reimburse and indemnify the Company and its
          ---------
successors and assigns for and against, and hold the Company and its successors and assigns harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements, including without limitation reasonable fees and disbursements of counsel, which may be imposed upon, or incurred by the Company in any way relating to or arising out of WCC's gross negligence in its performance of its duties hereunder. The Company shall reimburse and indemnify WCC and its successors and assigns for and against, and hold WCC and its successors and assigns harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements, including without limitation reasonable fees and disbursements of counsel, which may be imposed upon, or incurred by WCC in any way relating to or arising out of the Loans or the servicing thereof prior to the servicing by WCC.

     2.6  Modifications, Adjustable Rate, and Payoffs.  In connection with its
          -------------------------------------------
collection efforts WCC may modify or change the interest rate of any Loan, and quote to, and accept from, a Borrower a full or partial payoff amount on any Loan as full settlement.

     2.7  Monthly Accounting Reports.  For each month during the term of
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this Agreement, WCC will furnish the Company with a monthly report regarding the
Loans by the twenty-fifth (25th) day of the following month. WCC shall furnish at WCC's cost such other information regarding WCC, the Loans and this Agreement as the Company may from time to time reasonably request, provided, that if the information or data requested by the Company is something WCC cannot produce internally from its then existing reporting systems without manual compilation or production, or reprogramming its computer system, the Company shall reimburse WCC for its cost for furnishing such information.

     2.8  Software License.  WCC hereby licenses all present and future
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proprietary computer software to the Company for the term of this Agreement.

   3.  Term.  This Agreement shall be effective as of its original date and
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will continue in full force and effect until after five (5) years after the
Servicing Transfer as
provided in Section 11 and thereafter for one year renewal periods unless at least sixty (60) days prior to the beginning of the renewal period either party notifies the other that the next one-year period will not be renewed.

   4.     Fees and Costs.  The Company shall pay WCC and WCC may retain or
          --------------
disburse from any Loan proceeds the following amounts:

     4.1  Reimbursement of Costs.  All bona fide amounts paid by WCC to third
          ----------------------
parties in connection with this Agreement, including without limitation, stationery suppliers, related printing costs, fees for recordings and filings, mailgrams, repossession agency fees, legal fees, travel, insurance costs, and payments arising out of acts or omissions of third parties (including persons from which the Loans are acquired), and WCC's standard photocopy charges.

     4.2  Service Fee.  WCC shall be entitled to a fee ("WCC's Service Fee") for
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servicing Loans equal to (a) all interest and other earnings paid or accrued on amounts from time to time on deposit in any accounts in which proceeds of Loans are deposited plus (b) a monthly fee equal to an amount negotiated by the parties for each particular Loan portfolio, which monthly fee shall be comparable to fees charged by other industry participants in arm's length transactions for servicing comparable loan portfolios at the time of acquisition.

     4.3  Payment.  WCC may withdraw from all Loan proceeds all escrow payments,
          -------
costs, and WCC's Service Fee. Within twenty-five (25) days after the last day of each calendar month WCC shall pay to the Company or the Affiliate owning the Loan the Net Proceeds received in that calendar month less WCC's Service Fee. The Company or the applicable Affiliate shall pay WCC within fifteen (15) days after billing for any excess fees and costs. WCC shall receive any ancillary income, other than late charges, and any float revenue.

   5.    Independent Contractor.  WCC shall provide the Services in the capacity
         ----------------------
of an independent contractor. Nothing in this Agreement shall be construed as establishing an employment, partnership or joint venture between the Company and WCC.

   6.   Representations of the Company.  The Company represents and warrants as
        ------------------------------
follows:

     6.1 The Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

     6.2 The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement have been duly authorized by the Company by all necessary corporate action on the part of the Company.

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

         6.3 This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor rights generally.

   7.    Representations of WCC.  WCC represents and warrants as follows:
         ----------------------

         7.1 WCC has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and has corporate power, authority and legal right to service the Loans as provided in this Agreement.

         7.2 WCC has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement have been duly authorized by WCC by all necessary corporate action on the part of WCC.

         7.3 This Agreement constitutes a legal, valid and binding obligation of WCC enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor rights generally.

   8.    Audits and Examinations.
         -----------------------

         8.1 WCC shall use reasonable efforts to maintain in good order and condition throughout the term of this Agreement all Loan files and relevant materials that WCC has received regarding the Loans.

         8.2 WCC shall maintain a copy of each Loan file at its office or elsewhere within its control, provided, that at the Company's request, WCC will deliver copies of such Loans to the Company or a designee of the Company. WCC shall make available to the Company or its duly authorized representatives, attorneys or auditors the Loan files and the related accounts, records and computer systems maintained by WCC at such times as the Company shall reasonably request.

         8.3 WCC shall permit the Company, and its agents to audit the books and records of WCC applicable to the Loans at WCC's business premises during WCC's normal business hours upon reasonable prior notice to WCC. The Company shall have direct access to WCC's management information system for the Loans or, if applicable, to any service bureau used by WCC for the Loans.

   9.    Substitute Servicer; Limited Arbitration.
         ----------------------------------------

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         9.1  If at any time during the term of this Agreement WCC shall breach, or default in the performance of a material obligation of WCC undertaken in this Agreement, the Company and WCC shall consult for such period of time as the Company may determine is reasonable under the circumstances to determine a mutually acceptable resolution. In the event the Company and WCC fail to agree thereon within such period as the Company may specify, then the Company may, by written notice to WCC and without limitation of any other right or remedy of the Company, require that WCC transfer the Loans, and all of WCC's servicing and related rights and obligations in and with respect to the Loans, to a substitute servicer to be designated by the Company. Such substitute servicer shall thereupon perform, pursuant to a servicing contract acceptable to the Company, all of WCC's duties and obligations under this Agreement. Upon the Company's designation of such a substitute servicer, WCC shall within a reasonable time and to the extent it holds possession thereof, deliver to such substitute servicer all written evidence and documentation of the Loans and WCC thereafter shall cooperate and follow all instructions of the Company in all reasonable respects to facilitate such substitute servicer's performance of WCC's duties and obligations under this Agreement. The fees and expenses of the substitute servicer shall be paid by the Company. WCC, however, shall continue to be entitled to WCC's Service Fee with regard to any Loan being serviced under this section, net of all servicing fees paid by the Company to the substitute servicer for such Loan.

         9.2 If WCC wishes to contest or dispute the Company's appointment of a substitute servicer, WCC shall so notify the Company in writing within thirty
(30) days after such appointment, specifying in the notice WCC's reasons for doing so. Such controversy or dispute regarding the Company's appointment of a substitute servicer shall be settled by arbitration, by one arbitrator in Portland, Oregon in accordance with the Rules of the American Arbitration Association ("AAA"), subject to the provisions of Section 9.3 and any other applicable provisions of this Agreement. The arbitrator, whether appointed by the parties or pursuant to the Rules of the AAA, shall be impartial and neutral and shall have experience in the management of operations of an institution which performs financing and collection services similar to those to be performed by WCC under this Agreement. The decision of the arbitrator shall be final, binding and conclusive upon the parties. The arbitrator shall comply with the privacy restrictions provided in Section 9.7 regarding publication of any award.

         9.3 In no event shall the arbitrator have power or authority to add to or detract from the agreements of the parties nor to award punitive or consequential damages. The arbitrator shall be authorized only to render an award regarding a dispute or controversy concerning the Company's appointment of a substitute servicer pursuant to Section 9.1 hereof, including an award of costs and expenses as herein provided, and the arbitrator shall not purport to determine, or issue an award regarding, any other legal or equitable rights or remedies of the parties.

         9.4 The arbitration hearing will conclude and the arbitrator's award shall be rendered in writing within 30 days after it commences. The arbitrator will make every effort

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

to enforce this requirement strictly, but may extend the time for the hearing upon a showing that exceptional circumstances require extension to prevent manifest injustice.

         9.5 The parties will share equally the expense of deposits and advances required by the AAA but either party may advance such amounts, subject to recovery, thereof as an addition or offset to any award. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, experts and other professionals incurred by the prevailing party.

         9.6 In the event of any legal action relating to the arbitration, including any action to stay the arbitration, to vacate, modify or correct any award or otherwise, the prevailing party in such action as determined by the court shall be entitled to recover from the other party its court costs and reasonable fees and expenses of attorneys, experts and other professionals incurred in connection with the action, including such costs, fees and expenses upon appeal. The institution and maintenance of an action for judicial relief, or the pursuit of any provisional, ancillary, or judicial remedy by any party, shall not constitute a waiver of the right of any party, including the plaintiff in such judicial action, to submit the controversy or claim to arbitration pursuant to Section 9.2 hereof.

         9.7 WCC and the Company acknowledge that the existence, progress and results of any arbitration held under this Agreement, and any arbitral award, are to remain private. Each party agrees not to publish or disclose any information regarding the arbitration or any such award by any means, except as may be required for enforcement of any arbitral award and further agrees to take reasonable care, but in no event less care than it takes to protect its own confidential business information generally, to prevent disclosure and dissemination of such information.

         9.8 The award rendered in any arbitration may be enforced in any court of competent jurisdiction.

    10.  Non-Compete.  For a period of twenty years from the date of this
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Agreement, WCC will not, without the prior approval of the Company, compete with or be engaged in the same business in the same areas as currently conducted by the Company, including the purchase of any Loans that the Company or an Affiliate are able to purchase under applicable law and including the servicing of loan portfolios (other than its own loan portfolios and servicing for other current clients for existing contracts and amendments thereof).

    11.  Servicing Transfer.  On the date that is the later of (a) three years
         ------------------
from the date of this Agreement and (b) 30 days after WSC notifies WCC in writing that WSC has substantially all licenses required of it to service the Loans and loans for other persons, WCC shall transfer to WSC all rights and obligations for servicing the Loans, loans owned by WCC, and any other loans being serviced by WCC for which WCC may under its agreement for such servicing, transfer such servicing ("Servicing Transfer"). If the conditions in clause (b) has occurred WCC

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

also shall cause the Servicing Transfer to occur if WSC so requests two years after the date of this Agreement. If WCC is required to obtain consent from other owners of loans to transfer such servicing, WCC shall make a good faith attempt to obtain such consent. Upon such servicing transfer WCC shall assume the obligations of WCC under the servicing contracts transferred.

          11.1 Upon the Servicing Transfer, WSC may purchase, and WCC shall sell and transfer to WSC, all WCC assets that WSC may desire for the servicing business, including without limitation, all equipment, books, records, forms, computer systems and software, real and personal property leases, and contracts (to the extent they are assignable). As consideration for such assets, WSC shall as mutually agreed assume all liabilities (including liabilities associated with employees and employee benefits) related thereto arising after the Servicing Transfer. In the event that WSC is unable to assume the servicing rights and obligations for any loans, then WSC shall cooperate with WCC to allow WCC reasonable access and use of the transferred assets to permit WCC to continue servicing those loans not transferred to the Company.

          11.2 Upon the Servicing Transfer, WSC shall service all loans owned by WCC and its affiliates (other than the Company and its subsidiaries) on the same terms and conditions on which WCC is servicing WSC Loans under this Agreement except that the fees and costs to be paid by WCC for the servicing of its loans, and the loans of its affiliates shall be WSC's average cost for servicing comparable loans as the parties shall mutually agree from time to time.

          11.3 Notwithstanding the assignment to WSC of servicing rights arising from WCC contracts with third persons, any proceeds of such contracts in excess of the fees and costs to be paid by WCC to WSC hereunder for comparable loans shall be paid to WCC by WSC unless the parties otherwise agree.

     12.  General Provisions.
          ------------------

          12.1  Written Notices.  Notices under this Agreement must be in
                ---------------
writing and mailed, U.S. Mail with first class postage prepaid or overnight mail, or telecopied, to the appropriate address shown above unless the address has been changed by notice given as provided herein at least three (3) business days in advance of the effective date of such change. Notice will be effective three (3) business days after mailing or one business day after telecopy.


     Wilshire Credit Corporation
     PO Box 8517
     Portland, OR  97207
     Telephone No.:  (503) 223-5600
     Telecopy No.:   (503) 223-8399

     Wilshire Financial Services Group Inc.

     PO Box 8517
     Portland, OR 97207
     Telephone No.: (503) 223-5600
     Telecopy No.:  (503) 223-8399

     Wilshire Funding Corporation
     PO Box 8517
     Portland, OR 97207
     Telephone No.: (503) 223-5600
     Telecopy No.:  (503) 223-8399

     Wilshire Servicing Corporation
     PO Box 8517
     Portland, OR 97207
     Telephone No.: (503) 223-5600
     Telecopy No.:  (503) 223-8399]

     12.2  Attorneys' Fees.  If any judicial proceeding is initiated by either
           ---------------
of the parties arising out of the subject matter of this Agreement, including without limitation any suit or action arising under state or federal securities laws, trial, appeal, or bankruptcy, the prevailing party in such proceeding will be entitled to recover, in addition to any judgment obtained in such proceeding, reasonable attorneys' fees and court costs incurred.

     12.3  Events Beyond the Control of the Parties.  Performance by either
           ----------------------------------------
party hereunder will not be deemed to be in default where the delay or default is due to events beyond its reasonable control, including without limitation war, insurrection, strike, lock-outs, riots, floods, earthquakes, fires, casualties, acts of God, epidemics, quarantine restrictions, governmental restrictions, inability to secure necessary labor or materials, acts of the other party or failure to act of any public or governmental agency or entity.

     12.4  Further Assurances.  Following the execution of this Agreement, WCC
           ------------------
and the Company, respectively, shall, from time to time at the request of the other, execute and deliver such other documents and instruments, and shall take such other actions, as may be reasonably necessary or appropriate to carry out and perform more effectively the terms and purposes of this Agreement.

     12.5  Governing Law.  This Agreement will be governed by the laws of the
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state of Oregon.  Any dispute arising from or in connection with this Agreement, other than as provided in Section 9, shall be resolved in the applicable state or federal court in Portland, Oregon.

     12.6  Severability.  If any provision herein is deemed unenforceable in
           ------------
whole or in part, such provision shall be deemed severable solely to the extent of such enforceability without impacting the remainder of this Agreement.

     12.7  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts. Each signed counterpart shall be deemed an original, but all of them together constitute one and the same instrument.

     12.8  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
between the parties as to its subject matter and supersedes all proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to the subject matter of this Agreement. Any amendment to this Agreement must be in writing signed by the party to be charged.


Wilshire Financial Services Group Inc.    Wilshire Credit Corporation


By: /s/                                   By: /s/
   ---------------------------------         ---------------------------------
Its:                                      Its:
    ---------------------------------         ---------------------------------

Wilshire Funding Corporation


By: /s/
   ---------------------------------
Its:
    --------------------------------


Wilshire Servicing Corporation


By: /s/
   ---------------------------------
Its:
    ---------------------------------

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